
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Portfolio Strategy Fund L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                      67,927,017
<SECURITIES>                                         0
<RECEIVABLES>                                  458,698<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              77,084,858<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                77,084,858<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             9,167,634<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,719,321
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,448,313
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,448,313
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,448,313
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $243,498 and due from DWR of
$215,200.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $8,699,143.
<F3>Liabilities include redemptions payable of $1,258,693, accrued brokerage commissions of $286,861, accrued management fees of $255,278, accrued administrative expenses of $192,333, accrued transaction fees and costs of $22,135 and incentive fee payable of $170,438.
<F4>Total revenues include realized trading revenue of $1,901,203, net change in unrealized of $5,078,030 and interest income of $2,188,401.

